Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com
KLA CORPORATION REPORTS FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS
•For the quarter, total revenues were $2.355 billion, above the mid-point of guidance range of $2.125 to $2.375 billion;
•For the quarter, GAAP diluted EPS attributable to KLA was $4.97 and non-GAAP diluted EPS attributable to KLA was $5.40, each finishing above the mid-point of guidance ranges;
•Cash flow from operating activities for the quarter and fiscal year was $959.1 million and $3.67 billion, respectively, and free cash flow was $880.4 million and $3.33 billion, respectively; and
•Capital returns for the quarter and fiscal year were $568.3 million and $2.04 billion, respectively.
MILPITAS, Calif., July 27, 2023 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its fourth quarter and fiscal year ended June 30, 2023. KLA reported GAAP net income attributable to KLA of $684.7 million and GAAP diluted earnings per share (“EPS”) attributable to KLA of $4.97 on total revenues of $2.36 billion for the fourth quarter of fiscal year 2023. For the fiscal year ended June 30, 2023, KLA reported GAAP net income attributable to KLA of $3.39 billion and GAAP diluted EPS attributable to KLA of $24.15 on total revenues of $10.50 billion.
“KLA’s June quarter results exceeded expectations, demonstrating the combination of the broad strength of our portfolio, focused operational execution and high-performing teams coming together to deliver against our financial objectives in what remains a challenging demand environment,” said Rick Wallace, president and CEO, KLA Corporation. “KLA continues to be focused on supporting our customer requirements while maintaining critical R&D investments to enable our technology roadmap. Our results are the latest example of successfully meeting or exceeding our commitments and creating value for our customers, partners and shareholders.”

GAAP Results
	Q4 FY 2023	Q3 FY 2023	Q4 FY 2022
Total Revenues	$2,355 million	$2,433 million	$2,487 million
Net Income Attributable to KLA	$685 million	$698 million	$805 million
Net Income per Diluted Share Attributable to KLA	$4.97	$5.03	$5.40

Non-GAAP Results
	Q4 FY 2023	Q3 FY 2023	Q4 FY 2022
Net Income Attributable to KLA	$743 million	$761 million	$867 million
Net Income per Diluted Share Attributable to KLA	$5.40	$5.49	$5.81
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2023 fourth quarter and full year, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
First Quarter Fiscal 2024 Guidance
The following details our guidance for the first quarter of fiscal 2024 ending in September:
•Total revenues is expected to be in a range of $2.35 billion +/- $125 million
•GAAP gross margin is expected to be in a range of 59.0% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 61.0% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $5.02 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $5.35 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending September 30, 2023, are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract, onboard and retain key personnel; cybersecurity threats, cyber incidents affecting our and our customers, suppliers and other service providers’ systems and networks and our and their ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; increasing attention to environmental, social and governance matters and the resulting costs, risks and impact on our business; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; our ability or the ability of our customers to obtain licenses for the sale of certain products or provision of certain services to customers in China, pursuant to regulations recently issued by the Bureau of Industry and Security of the U.S. Department of Commerce, which could impact our business, financial condition and results of operations; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; and unexpected delays, difficulties and expenses in executing against our environmental, climate, inclusion and diversity or other Environmental, Social and Governance targets, goals and commitments. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2022, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,927,865	$1,584,908
Marketable securities	1,315,294	1,123,100
Accounts receivable, net	1,753,361	1,811,877
Inventories	2,876,784	2,146,889
Other current assets	498,728	502,137
Total current assets	8,372,032	7,168,911
Land, property and equipment, net	1,031,841	849,929
Goodwill	2,278,820	2,320,049
Deferred income taxes	816,899	579,173
Purchased intangibles, net	935,303	1,194,414
Other non-current assets	637,462	484,612
Total assets	$14,072,357	$12,597,088
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$371,026	$443,338
Deferred system revenue	651,720	500,969
Deferred service revenue	416,606	381,737
Other current liabilities	2,303,490	1,545,039
Total current liabilities	3,742,842	2,871,083
Long-term debt	5,890,736	6,660,718
Deferred tax liabilities	529,287	658,937
Deferred service revenue	176,681	124,618
Other non-current liabilities	813,058	882,642
Total liabilities	11,152,604	11,197,998
Stockholders’ equity:
Common stock and capital in excess of par value	2,107,663	1,061,940
Retained earnings	848,431	366,882
Accumulated other comprehensive loss	(36,341)	(27,471)
Total KLA stockholders’ equity	2,919,753	1,401,351
Non-controlling interest in consolidated subsidiaries	—	(2,261)
Total stockholders’ equity	2,919,753	1,399,090
Total liabilities and stockholders’ equity	$14,072,357	$12,597,088

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands, except per share amounts)	2023	2022	2023	2022
Revenues:
Product	$1,816,524	$1,975,112	$8,379,025	$7,301,428
Service	538,613	511,627	2,117,031	1,910,455
Total revenues	2,355,137	2,486,739	10,496,056	9,211,883
Costs and expenses:
Costs of revenues	962,949	978,564	4,218,307	3,592,441
Research and development	317,110	296,881	1,296,727	1,105,254
Selling, general and administrative	250,857	236,778	986,326	860,007
Interest expense	73,491	44,197	296,940	160,339
Loss on extinguishment of debt	—	—	13,286	—
Other expense (income), net	(24,776)	(19,380)	(104,720)	4,605
Income before income taxes	775,506	949,699	3,789,190	3,489,237
Provision for income taxes	90,852	144,301	401,839	167,177
Net income	684,654	805,398	3,387,351	3,322,060
Less: Net income attributable to non-controlling interest	—	24	74	253
Net income attributable to KLA	$684,654	$805,374	$3,387,277	$3,321,807
Net income per share attributable to KLA:
Basic	$5.00	$5.43	$24.28	$22.07
Diluted	$4.97	$5.40	$24.15	$21.92
Weighted-average number of shares:
Basic	136,873	148,219	139,483	150,494
Diluted	137,654	149,117	140,235	151,555

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended June 30,
(In thousands)	2023	2022
Cash flows from operating activities:
Net income	$684,654	$805,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,813	100,848
Unrealized foreign exchange loss and other	17,602	31,862
Stock-based compensation expense	49,907	36,849
Deferred income taxes	23,567	53,474
Settlement of treasury lock agreement	—	82,799
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	105,096	(192,055)
Inventories	(144,654)	(170,600)
Other assets	(90,591)	(193,341)
Accounts payable	(105,844)	19,256
Deferred system revenue	117,928	72,246
Deferred service revenue	52,672	48,502
Other liabilities	143,965	123,991
Net cash provided by operating activities	959,115	819,229
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(8,226)
Capital expenditures	(78,683)	(73,160)
Proceeds from sale of assets	—	27,658
Purchases of available-for-sale securities	(481,096)	(254,274)
Proceeds from sale of available-for-sale securities	50,079	46,033
Proceeds from maturity of available-for-sale securities	434,819	235,871
Purchases of trading securities	(18,852)	(19,912)
Proceeds from sale of trading securities	19,249	20,616
Net cash used in investing activities	(74,484)	(25,394)
Cash flows from financing activities:
Proceeds from issuance of debt, net of issuance costs	—	2,967,409
Proceeds from revolving credit facility, net of costs	—	275,000
Repayment of debt	—	(275,000)
Issuance of common stock	90,939	76,102
Common stock repurchases	(388,825)	(2,573,589)
Forward contract for accelerated share repurchases	—	(900,000)
Payment of dividends to stockholders	(179,510)	(157,602)
Payment of dividends to subsidiary’s non-controlling interest holders	—	(602)
Tax withholding payments related to vested and released restricted stock units	(21,102)	(15,423)
Payment of contingent consideration payable	(12,823)	(21)
Net cash used in financing activities	(511,321)	(603,726)
Effect of exchange rate changes on cash and cash equivalents	(13,958)	(20,373)
Net increase in cash and cash equivalents	359,352	169,736
Cash and cash equivalents at beginning of period	1,568,513	1,415,172
Cash and cash equivalents at end of period	$1,927,865	$1,584,908
Supplemental cash flow disclosures:
Income taxes paid, net	$43,858	$109,350
Interest paid	$25,049	$37,882

Non-cash activities:
Contingent consideration payable - financing activities	$(29)	$1,195
Dividends payable - financing activities	$2,047	$1,653
Unsettled common stock repurchase - financing activities	$11,000	$—
Accrued purchase of land, property and equipment - investing activities	$18,445	$19,595
KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliation to total revenues for the indicated periods:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Revenues:
Semiconductor Process Control	$2,097,479	$2,114,242	$9,324,190	$7,924,822
Specialty Semiconductor Process	129,008	124,559	543,398	456,579
PCB, Display and Component Inspection	128,977	248,858	631,604	832,176
Total revenues for reportable segments	2,355,464	2,487,659	10,499,192	9,213,577
Corporate allocations and effects of changes in foreign exchange rates	(327)	(920)	(3,136)	(1,694)
Total revenues	$2,355,137	$2,486,739	$10,496,056	$9,211,883
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)		June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
GAAP net income attributable to KLA		$684,654	$697,837	$805,374	$3,387,277	$3,321,807
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	64,564	65,050	64,450	271,563	238,855
Restructuring, severance and other charges	b	8,135	19,089	2,837	22,035	5,475
Loss on extinguishment of debt	c	—	—	—	13,286	—
Income tax effect of non-GAAP adjustments	d	(20,892)	(22,942)	(19,465)	(90,409)	(74,710)
Discrete tax items	e	6,203	1,688	13,496	(46,074)	(286,031)
Non-GAAP net income attributable to KLA		$742,664	$760,722	$866,692	$3,557,678	$3,205,396
GAAP net income per diluted share attributable to KLA		$4.97	$5.03	$5.40	$24.15	$21.92
Non-GAAP net income per diluted share attributable to KLA		$5.40	$5.49	$5.81	$25.37	$21.15
Shares used in diluted net income per share calculation		137,654	138,645	149,117	140,235	151,555

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended June 30, 2023
Costs of revenues	$45,437	$2,570	$48,007
Research and development	—	2,727	2,727
Selling, general and administrative	19,127	2,838	21,965
Total in three months ended June 30, 2023	$64,564	$8,135	$72,699
Three Months Ended March 31, 2023
Costs of revenues	$45,437	$6,039	$51,476
Research and development	—	6,664	6,664
Selling, general and administrative	19,613	6,386	25,999
Total in three months ended March 31, 2023	$65,050	$19,089	$84,139
Three Months Ended June 30, 2022
Costs of revenues	$44,331	$—	$44,331
Selling, general and administrative	20,119	—	20,119
Other expense (income), net	—	2,837	2,837
Total in three months ended June 30, 2022	$64,450	$2,837	$67,287
Free Cash Flow Reconciliation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$959,115	$819,229	$3,669,805	$3,312,702
Capital expenditures	(78,683)	(73,160)	(341,591)	(307,320)
Free cash flow	$880,432	$746,069	$3,328,214	$3,005,382
Capital Returns Calculation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2023	2022	2023	2022
Payments of dividends to stockholders	$179,510	$157,602	$732,556	$638,528
Common stock repurchases	388,825	2,573,589	1,311,864	3,967,806
Forward contract for accelerated share repurchases	—	900,000	—	900,000
Capital returns	$568,335	$3,631,191	$2,044,420	$5,506,334
First Quarter Fiscal 2024 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending September 30, 2023
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$4.42	$5.62
Acquisition-related charges	a	0.45	0.45
Restructuring, severance and other charges	b	0.01	0.01
Income tax effect of non-GAAP adjustments	d	(0.13)	(0.13)
Non-GAAP net income per diluted share		$4.75	$5.95
Shares used in net income per diluted share calculation		137.3	137.3

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending September 30, 2023
		Low	High
GAAP gross margin		58.0%	60.0%
Acquisition-related charges	a	2.0%	2.0%
Non-GAAP gross margin		60.0%	62.0%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges.
b.Restructuring, severance and other charges primarily include costs associated with employee severance including associated acceleration of recognition of certain stock-based and other compensation expenses, gains and losses from exiting non-core businesses, interest expense on unrecognized tax benefits, charges related to liquidation of legal entities and adjustments related to non-controlling interest. Restructuring, severance and other charges in the twelve months ended June 30, 2023 include a gain on the sale of Orbograph, Ltd. (“Orbograph”), which was sold in the first quarter of fiscal 2023, partially offset by certain transaction bonuses triggered by the sale of Orbograph.
c.Loss on extinguishment of debt includes a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in all periods presented include a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete tax items in the three months ended June 30, 2022 include an increase in unrecognized tax benefits related to the transition tax on accumulated foreign earnings from the Tax Cuts and Jobs Act. Discrete items in the twelve months ended June 30, 2023 include a tax expense of $19.8 million from an internal restructuring and an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities. Discrete tax items in the twelve months ended June 30, 2023 also include a tax impact from the sale of Orbograph. Discrete tax items in the twelve months ended June 30, 2022 primarily include the aggregate of the aforementioned discrete tax items as well as a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates and a net benefit of $69.2 million from an internal restructuring, partially offset by a tax expense of $163.7 million from an increase in deferred tax liabilities on unremitted foreign earnings due to a change in tax law.